Exhibit 24.4
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Warn Industries, Inc., a Delaware corporation, constitutes and appoints MATTHEW MCKAY and RICK GALLOWAY, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3(including any and all amendments thereto, including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William Rogers	President	February 22, 2024
William Rogers	(principal executive officer)

/s/ Karl Tao	Vice President and Controller	February 22, 2024
Karl Tao	(principal financial officer and principal accounting officer)

/s/ Justin Jude	Director	February 22, 2024
Justin Jude

/s/ Rick Galloway	Director	February 22, 2024
Rick Galloway